EXHIBIT 10.47

                            Interferon Sciences, Inc.
                                783 Jersey Avenue
                             New Brunswick, NJ 08901


January 1, 1996

National Patent Development Corporation
9 West 57th Street
Suite 4170
New York, NY 10019

Gentlemen:

     Interferon Sciences, Inc. ("ISI") and National Patent
Development Corporation ("NPDC") are party to a Management
Services Agreement dated January 1, 1981 (the "Agreement").  The
Agreement provides, among other things, that:

       The following expenses relating to shared services at facilities jointly occupied by ISI and NPDC are specifically to be borne by ISI which ISI shall reimburse to NPDC at approximately NPDC's cost:
     maintenance, shipping and receiving, purchasing, secretarial work, information retrieval, telephone service, computer service, postage, photo copy, office supplies, office equipment rentals, and regulatory compliance.

     ISI and NPDC acknowledge and agree that commencing on the date hereof, such services are to be provided by employees of ISI rather than by employees of NPDC, and NPDC agrees to reimburse ISI for such services at approximately ISI's cost.

     Except as amended hereby, the Agreement shall be unamended and in full force and effect.

                              Very truly yours,

                              Interferon Sciences, Inc.

                              By: /s/ Lawrence M. Gordon

Agreed and acknowledged

National Patent Development Corporation

By: /s/ Scott N. Greenberg